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                                                                   Exhibit 99(a)

ACORD CERTIFICATE OF INSURANCE                  CSR     ISSUE DATE (MM/DD/YY)
                                                                    06/25/96

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
PRODUCER                         THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND
Alexander & Alexander, Inc       CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE
1660 W. 2nd Street, Ste. 650     DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE
Skylight Office Tower            POLICIES BELOW.
Cleveland, OH
44113-1454                                    COMPANIES AFFORDING COVERAGE
216-621-8100                     COMPANY
                                 LETTER A       FEDERAL INSURANCE COMPANY

                                                OHIO INSURANCE FRAUD WARNING
INSURED                          LETTER B       ANY PERSON, WHO WITH INTENT TO
                                                DEFRAUD OR KNOWING THAT HE IS
PIONEER STANDARD ELECTRONICS     COMPANY        FACILITATING A FRAUD AGAINST AN
4800 EAST 131ST STREET           LETTER C       INSURER, SUBMITS AN APPLICATION
CLEVELAND, OH                                   OR FILES A CLAIM CONTAINING A
44105                            COMPANY        FALSE OR DECEPTIVE STATEMENT IS
                                 LETTER D       GUILTY OF INSURANCE FRAUD.

                                 COMPANY
                                 LETTER E
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COVERAGES
        THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY
        PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO
        WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO
        ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO                                                    POLICY EFFECTIVE  POLICY EXPIRATION
LTR     TYPE OF INSURANCE              POLICY NUMBER   DATE(MM/DD/YY)    DATE(MM/DD/YY)                           LIMITS
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    GENERAL LIABILITY                                                                      GENERAL AGGREGATE             $
/ /    COMMERCIAL GENERAL LIABILITY                                                        PRODUCTS-COMP/OP AGG.         $
   / /   CLAIMS MADE   / /   OCCUR.                                                        PERSONAL & ADV. INJURY        $
/ / OWNER'S & CONTRACTOR'S PROT.                                                           EACH OCCURRENCE               $
/ /                                                                                        FIRE DAMAGE (Any one fire)    $
                                                                                           MED. EXPENSE (Any one person) $
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    AUTOMOBILE LIABILITY                                                                   COMBINED SINGLE
 / /  ANY AUTO                                                                             LIMIT                         $

 / /  ALL OWNED AUTOS                                                                      BODILY INJURY                 $
                                                                                           (Per person)
 / /  SCHEDULED AUTOS

 / /  HIRED AUTOS                                                                          BODILY INJURY
                                                                                           (Per accident)                $
 / /  NON-OWNED AUTOS

 / /  GARAGE LIABILITY
 / /                                                                                       PROPERTY DAMAGE               $
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    EXCESS LIABILITY                                                                       EACH OCCURRENCE               $

 / /  UMBRELLA FORM                                                                        AGGREGATE                     $

 / /  OTHER THAN UMBRELLA FORM
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      WORKER'S COMPENSATION                                                                / / STATUTORY LIMITS

                                                                                           EACH ACCIDENT                 $
               AND
                                                                                           DISEASE -- POLICY LIMIT       $
       EMPLOYERS' LIABILITY
                                                                                           DISEASE -- EACH EMPLOYEE      $
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  OTHER
A EXECUTIVE RISK                       8102-64-55G     11/01/95          11/01/96          $15,000,000 Ea. Loss
  D & O LIABILITY                                                                          $15,000,000 Each
                                                                                            Policy year.
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DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / SPECIAL ITEMS
DEDUCTIBLES - $500,000.
INSURED ORGANIZATION

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CERTIFICATE HOLDER                                  CANCELLATION

    CALFEE, HALTER & GRISWOLD                       SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE
    SUZANNE Y. PARK, ESQ                            EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO
    1400 MCDONALD INV. CTR.                         MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE
    800 SUPERIOR AVENUE                             LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR
    CLEVELAND OH 44114-2688                         LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.

                                                    AUTHORIZED REPRESENTATIVE
                                                                           /s/ Mary Benko
ACORD 25-S (7/90)                                   ALEXANDER & ALEXANDER OF OHIO, INC.              ACORD CORPORATION 1990
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